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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 12, 2000 on the consolidated financial statements of Vitech America, Inc. as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 and the reference to our firm under the caption "Experts" in the Registration Statement (File No. 333-36018).


                                           /s/ Pannell Kerr Forster PC
                                           ------------------------------------
                                               Pannell Kerr Forster PC




PANNELL KERR FORSTER PC

New York, New York

June 21, 2000